UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

WIND RIVER SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 26, 2003

To our Stockholders:

On behalf of the Board of Directors and management of Wind River Systems, Inc. (“Wind River”), I cordially invite you to attend our Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, December 19, 2003 at 9:00 a.m., local time, at our principal executive offices located at 500 Wind River Way, Alameda, California.

The attached Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Special Meeting. You will be asked to approve the amendment of Wind River’s 1998 Equity Incentive Plan. The Board of Directors has approved this proposal and recommends that you vote FOR the proposal.

Whether or not you plan to attend the Special Meeting, please vote your proxy by telephone, internet or mail as promptly as possible. This will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Narendra K. Gupta
Interim President and Chief Executive Officer

WIND RIVER SYSTEMS, INC.
500 WIND RIVER WAY
Alameda, California 94501
(510) 748-4100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2003

TO THE STOCKHOLDERS OF WIND RIVER SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Wind River Systems, Inc., a Delaware corporation (“Wind River” or the “Company”), will be held on Friday, December 19, 2003 at 9:00 a.m., local time, or at any continuations, adjournments or postponements thereof (the “Special Meeting”) at the principal executive offices of the Company located at 500 Wind River Way, Alameda, California, for the following purpose:

1.	To approve the amendment of Wind River’s 1998 Equity Incentive Plan to (i) increase the aggregate number of shares of the Company’s common stock authorized and reserved for option and other stock awards under the 1998 Equity Incentive Plan by 1,900,000 shares and (ii) increase the maximum number of shares of the Company’s common stock that may be issued to any employee pursuant to stock options or stock appreciation rights in any calendar year in accordance with Section 162(m) of the Internal Revenue Code; and

2.	To transact such other business as may properly come before the Special Meeting or at any continuations, adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on November 21, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any continuations, adjournments or postponements thereof. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 80,290,594 shares of common stock.

By Order of the Board of Directors,

Michael W. Zellner
Secretary

Alameda, California
November 26, 2003

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by telephone, internet or mail as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

WIND RIVER SYSTEMS, INC.
500 WIND RIVER WAY
Alameda, California 94501
(510) 748-4100

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc., a Delaware corporation (“Wind River” or the “Company”), for use at the Special Meeting of the stockholders of the Company to be held on Friday, December 19, 2003, or at any continuations, adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 9:00 a.m. (local time) at Wind River’s principal executive offices located at 500 Wind River Way, Alameda, California, 94501. Wind River intends to mail this proxy statement and accompanying proxy card on or about November 26, 2003 to all stockholders entitled to vote at the Special Meeting.

Only holders of record of the Company’s common stock (“Common Stock”) at the close of business on November 21, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, Wind River had outstanding and entitled to vote 80,290,594 shares of Common Stock held of record by approximately 770 stockholders.

Voting and Solicitation

This solicitation contains two parts: the proxy card and this Proxy Statement. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information on the proposals and other matters that you may find useful in determining how to vote.

Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how you wish to vote on this proposal, your broker will not have authority to vote your shares if your broker is a NASD or NYSE member organization.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the amendment to the Wind River 1998 Equity Incentive Plan. Therefore, any proxy that is submitted with an election to abstain will have the same effect as a vote against the proposal. If the required affirmative vote is not obtained at the Special Meeting, the Wind River 1998 Equity Incentive Plan will remain in place without giving effect to the proposed amendments.

Wind River will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Wind River may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by directors, officers or other regular employees of Wind River. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have engaged MacKenzie Partners, Inc. as our proxy solicitor to solicit proxies on our behalf from brokers, bank nominees and other institutions for a fee of approximately $7,500, plus reasonable out-of-pocket expenses.

Methods of Voting

You may vote by mail, by telephone, over the Internet, or in person at the Special Meeting. Your shares will be voted in accordance with your instructions. If you do not provide voting instructions, the individuals named as your proxies on the proxy card (known as “proxies” or “proxy holders”) will vote your shares FOR approval of the amendment to the Wind River 1998 Equity Incentive Plan and at their discretion as to other matters that may properly come before the Special Meeting.

Voting by Telephone
To vote by telephone through services provided by ADP Investor Communication Services, call the phone number printed on your proxy card or voting instruction form, and follow the instructions provided on each proxy card.

If you vote by telephone, you do not need to complete and mail your proxy card.

Voting over the Internet
To vote over the Internet through services provided by ADP Investor Communication Services, log on to the Internet at: http://www.proxyvote.com and follow the instructions at that site.

If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting by Mail
By signing and returning the proxy card in the enclosed prepaid and pre-addressed envelope, you are enabling the proxy holders to vote your shares at the Special Meeting in the manner you indicate. Wind River encourages you to sign and return the proxy card even if you plan to attend the Special Meeting. In this way, your shares will be voted if you are unable to attend the Special Meeting. If you received more than one proxy card, your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting in Person at the Special Meeting
If you plan to attend the Special Meeting and vote in person, Wind River will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

If your shares are held in the name of your broker or other nominee, you are considered the “beneficial owner” of shares held in street name. If you wish to vote at the Special Meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Submitting your proxy by mail, or voting by telephone or over the Internet will not affect your right to vote in person should you decide to attend the Special Meeting.

If you are a participant in Wind River’s 401(k) Plan, your proxy will incorporate all shares of Common Stock you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of Wind River’s
401(k) Plan. If you own shares through Wind River’s 401(k) Plan and you do not vote, the plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at Wind River’s principal executive office, 500 Wind River Way, Alameda, California, 94501, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Deadline for Submission of Stockholder Proposals for the 2004 Meeting

The deadline for submitting a stockholder proposal for inclusion in Wind River’s proxy statement and form of proxy for Wind River’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act, as amended (the “Exchange Act”), is January 13, 2004. Stockholder proposals intended for consideration for inclusion in Wind River’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Stockholders should be made in accordance with Rule 14a-8 of the Exchange Act. If a stockholder intends to submit a stockholder proposal at Wind River’s 2004 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must present the proposal to Wind River not later than the close of business on March 20, 2004 nor earlier than the close of business on February 19, 2004 in accordance with the provisions of Wind River’s Amended and Restated Bylaws. Stockholders are also advised to review Wind River’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if Wind River is not provided with notice of such proposal on or prior to March 20, 2004.

PROPOSAL FOR STOCKHOLDER ACTION

PROPOSAL 1 — APPROVAL OF THE AMENDMENT TO THE WIND RIVER 1998
EQUITY INCENTIVE PLAN

In April 1998, the Board of Directors adopted, and the Company’s stockholders subsequently approved, the Company’s 1998 Equity Incentive Plan. As of October 31, 2003, there were 4,100,000 shares of Common Stock authorized for issuance under the 1998 Equity Incentive Plan. As of October 31, 2003, under the 1998 Equity Incentive Plan, stock options (net of canceled or exercised options) covering an aggregate of 2,334,871 shares of Common Stock had been granted and 1,518,344 shares of Common Stock remained available for future grants.

The 1998 Equity Incentive Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, rights to purchase restricted stock and stock bonuses. The Board of Directors adopted the 1998 Equity Incentive Plan as a means to retain the services pursuant to a stock option or stock appreciation right of persons who are now employees and directors of and consultants to Wind River and its affiliates, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts on behalf of Wind River. To date, no awards other than stock options have been granted under the 1998 Equity Incentive Plan.

On November 3, 2003, the Board of Directors approved an amendment to the 1998 Equity Incentive Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of Common Stock authorized and reserved for option and other stock awards under the 1998 Equity Incentive Plan by 1,900,000 shares (the “Additional Shares”) and (ii) increase the maximum number of shares of Common Stock that may be issued to any employee pursuant to stock options or stock appreciation rights in any calendar year in accordance with Section 162(m) of the Internal Revenue Code from 750,000 shares to 1,000,000 shares, except that, in connection with the hire of a new President and Chief Executive Officer, such limit shall be 3,000,000 shares. The Additional Shares may be used only for grants of incentive and nonstatutory stock options whose exercise prices must be at least 100% of the fair market value of the Common Stock on the date of grant. Any repricing of such options is prohibited without stockholder approval. See “Plan Summary — Terms of Options — Restrictions on Supplemental Reserve Shares.”

On November 5, 2003, Wind River announced the hiring of Mr. Kenneth R. Klein as the Company’s President, Chief Executive Officer and Chairman of the Board effective as of January 5, 2004. Wind River and Mr. Klein have entered into an employment agreement, pursuant to which the Company has agreed to grant Mr. Klein options to acquire an aggregate of 2,400,000 shares of Common Stock. The Company proposes to grant the options to Mr. Klein under the 1998 Equity Incentive Plan. If the proposed amendment to the 1998 Equity Incentive Plan is approved by the stockholders, the options would be granted to Mr. Klein by the Company at the time of commencement of his services as President and Chief Executive Officer. If the proposed amendment is not approved by the stockholders, the Company is required under the terms of Mr. Klein’s employment agreement to provide alternative incentive compensation in the form of stock appreciation rights and options in amounts and at times as are currently allowed under the Company’s existing plans. See “Interest of Certain Persons in Matters to be Acted Upon — Employment Agreement with Kenneth R. Klein.”

REQUIRED VOTE AND BOARD OF DIRECTORS’
RECOMMENDATION ON PROPOSAL

Adoption of the proposed amendment to the 1998 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the 1998 Equity Incentive Plan.

PLAN SUMMARY

A summary of the principal features of the 1998 Equity Incentive Plan, as proposed to be amended, is outlined below.

General

The 1998 Equity Incentive Plan provides for the grant of stock awards, which may be incentive stock options, nonstatutory stock options, stock appreciation rights, rights to acquire restricted stock or stock bonuses. Incentive stock options granted under the 1998 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Nonstatutory stock options granted under the 1998 Equity Incentive Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. See “— Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The 1998 Equity Incentive Plan was adopted to provide a means by which employees (including officers) and directors of and consultants to Wind River and its affiliates may be given an opportunity to acquire Common Stock, to secure and retain the services of persons holding or capable of filling such positions and to provide incentives for such persons to exert maximum efforts on behalf of Wind River.

Administration

The Company’s Board of Directors administers the 1998 Equity Incentive Plan. Subject to the provisions of the 1998 Equity Incentive Plan, the Board of Directors has the power to construe and interpret the 1998 Equity Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board of Directors is authorized to delegate administration of the 1998 Equity Incentive Plan to a committee or committees comprised of one or more members of the Board of Directors and has delegated such administration to the Compensation Committee. The Compensation Committee has the powers to administer the 1998 Equity Incentive Plan which were originally possessed by the Board of Directors, subject to such limitations as the Board of Directors provides. As used herein with respect to the 1998 Equity Incentive Plan, the “Board of Directors” refers to the Compensation Committee as well as to the Board of Directors.

In order to maximize Wind River’s ability to recognize a business expense deduction under Section 162(m) of the Internal Revenue Code in connection with compensation recognized by “covered employees” (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the committee responsible for administering the 1998 Equity Incentive Plan with respect to these covered employees must be “outside directors.” The Board of Directors currently intends to limit the directors who may serve as members of the Compensation Committee to those who are “outside directors” as defined in Section 162(m) of the Internal Revenue Code. This limitation excludes from the Compensation Committee (i) current employees of Wind River, (ii) former employees of Wind River receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of Wind River, and (iv) directors currently receiving direct or indirect remuneration from Wind River in any capacity (other than as a director), unless any such person is otherwise considered an “outside director” for purposes of Section 162(m).

The Board of Directors may delegate to a committee of one or more members of the Board of Directors the authority to grant stock awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act and/or who are either (i) not then employees covered by Section 162(m) of the Internal Revenue Code and are not expected to be covered by Section 162(m) of the Internal Revenue Code at the time of recognition of income resulting from such stock award, or (ii) not persons with respect to whom Wind River wishes to avoid the application of Section 162(m) of the Internal Revenue Code. The Board of Directors may abolish such committee at any time and revest in the Board of Directors the administration of the 1998 Equity Incentive Plan.

Eligibility

Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 1998 Equity Incentive Plan to employees (including officers) of Wind River and any affiliates. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto under the 1998 Equity Incentive Plan. As of October 31, 2003, all of Wind River’s approximately 1,100 employees, as well as its directors and consultants, were eligible to participate in the 1998 Equity Incentive Plan.

No incentive stock option may be granted under the 1998 Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Wind River or any affiliate of Wind River, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of Wind River and its affiliates and determined for each share as of the date the option was granted) in excess of $100,000, any such excess options will be treated as nonstatutory stock options.

Stock Subject To The Plan

An aggregate of 4,100,000 shares of Common Stock are currently authorized to be issued under the 1998 Equity Incentive Plan. The proposed amendment to the 1998 Equity Incentive Plan would, if approved, increase the total number of shares authorized for issuance to 6,000,000. If awards granted under the 1998 Equity Incentive Plan expire or otherwise terminate without being exercised (or vested in the case of restricted stock), the Common Stock not purchased under such awards again becomes available for issuance under the 1998 Equity Incentive Plan. Shares of stock subject to exercised stock appreciation rights shall not again become available for issuance under the 1998 Equity Incentive Plan.

Terms of Options

The following is a description of the permissible terms of options under the 1998 Equity Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price of incentive stock options under the 1998 Equity Incentive Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant (110% for optionees deemed to own more than 10% of the outstanding voting power of Wind River), and the exercise price of nonstatutory stock options under the 1998 Equity Incentive Plan may not be less than 85% of the fair market value of Common Stock subject to the option on the date of the option grant. With respect to any options granted with exercise prices below fair market value to covered employees, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See “— Federal Income Tax Information.” As of October 31, 2003, the closing price of Common Stock, as reported on the Nasdaq National Market, was $6.69 per share.

The exercise price of options granted under the 1998 Equity Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board of Directors, (i) by delivery of other Common Stock, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board of Directors.

Exercise/Vesting.  Options granted under the 1998 Equity Incentive Plan may become exercisable (“vest”) in cumulative increments as determined by the Board of Directors. Such vesting typically is time-based or performance-based. The Board of Directors has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1998 Equity Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows Wind River to repurchase shares not yet vested at their exercise price should the optionee leave the employ of Wind River before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Wind River to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned and unencumbered stock of Wind River or by a combination of these means.

Term.  The maximum term of stock options under the 1998 Equity Incentive Plan is 10 years, except that in certain cases (see “— Eligibility”) the maximum term is five years. Options under the 1998 Equity Incentive Plan generally terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Wind River or any affiliate of Wind River, unless (a) such termination is due to such person’s permanent and total disability (as defined in the Internal Revenue Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within in a three-month period of having served, Wind River or any affiliate of Wind River, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee’s death) within 18 months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the other relationship.

Restrictions on Transfer.  No stock option may be transferred by the optionee other than by will or the laws of descent or distribution; provided, however, that the Board of Directors may grant a nonstatutory stock option that is transferable, and provided further that an optionee may designate a beneficiary who may exercise the option following the optionee’s death. In addition, shares subject to repurchase by Wind River under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board of Directors deems appropriate.

Restrictions on Supplemental Reserve Shares.  Of the 6,000,000 shares reserved under 1998 Equity Incentive Plan, 4,500,000 are referred to as the “Supplemental Reserve”. Notwithstanding the permissible terms above, the shares in the Supplemental Reserve may only be issued subject to the following conditions:

(i)	Stock options are the only form of stock award that may be granted with respect to shares of Common Stock in the Supplemental Reserve;

(ii)	The exercise price of nonstatutory stock options granted from the Supplemental Reserve may not be less than one hundred percent (100%) of the Fair Market Value on the date of grant; and

(iii)	Options granted from the Supplemental Reserve shall not be repriced without stockholder approval.

Terms of Stock Bonuses and Purchases of Restricted Stock

Purchase Price; Payment.  The purchase price under each stock purchase agreement will be determined by the Board of Directors, but in no event shall the purchase price be less than 85% of the stock’s fair market value on the date such award is made. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board of Directors, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board of Directors in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to Wind River or for its benefit. To date, no stock bonuses or restricted stock purchase agreements have been granted under the 1998 Equity Incentive Plan.

Repurchase.  Shares of Common Stock sold or awarded under the 1998 Equity Incentive Plan may, but need not, be subject to a repurchase option in favor of Wind River in accordance with a vesting schedule determined by the Board of Directors. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to Wind River or an affiliate of Wind River, Wind River may repurchase or otherwise reacquire any or all of the shares of the bonus or restricted stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between Wind River and such person. The Board of Directors has the power to accelerate such vesting.

Restrictions on Transfer.  Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

The 1998 Equity Incentive Plan authorizes three types of stock appreciation rights. To date, no stock appreciation rights have been granted under the 1998 Equity Incentive Plan.

Tandem Stock Appreciation Rights.  Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall be made in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the option surrender).

Concurrent Stock Appreciation Rights.  Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall be made in cash (or, if so provided, in an equivalent number of shares of Common Stock based on fair market value on the date of exercise of the concurrent right).

Independent Stock Appreciation Rights.  Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the fair market value on the date of exercise of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board of Directors’ discretion, be made in cash, in shares of Common Stock or a combination thereof.

Adjustment Provisions

If there is any change in the stock subject to the 1998 Equity Incentive Plan or subject to any award granted under the 1998 Equity Incentive Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Equity Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding stock awards.

Effect of Certain Corporate Events

The 1998 Equity Incentive Plan provides that, in the event of a dissolution or liquidation of Wind River, then all stock awards shall be terminated if not exercised (if applicable) prior to such event. In the event of a specified type of merger or other corporate reorganization, any surviving corporation will be required to either assume stock awards outstanding under the 1998 Equity Incentive Plan or substitute similar stock awards for those outstanding under the 1998 Equity Incentive Plan and such outstanding stock awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the 1998 Equity Incentive Plan, or to substitute similar awards, then the time during which such stock awards may be exercised will be accelerated and the stock awards terminated if not exercised at or prior to such event. The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Wind River.

The 1998 Equity Incentive Plan also provides for the acceleration of vesting for stock awards which otherwise would vest within the 30-month period following the occurrence of certain hostile changes of control. A “hostile” change of control would involve either (i) the acquisition by any person or related group of a majority of Wind River’s voting securities which has not been approved by the Board of Directors or (ii) a change of a majority of the members of the Board of Directors in a 24-month period where the new directors were not approved by a majority of the members of the Board of Directors at the beginning of such period or were seated as the result of a proxy contest or other contest over election of members of the Board of Directors.

Duration, Amendment and Termination

The Board of Directors may suspend or terminate the 1998 Equity Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1998 Equity Incentive Plan will terminate on April 22, 2008.

The Board of Directors may also amend the 1998 Equity Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Wind River, to the extent stockholder approval is necessary in order for the 1998 Equity Incentive Plan to satisfy Section 422 of the Internal Revenue Code, if applicable, Rule 16b-3 of the Exchange Act or Nasdaq or other securities exchange listing requirements. The Board of Directors may submit any other amendment to the 1998 Equity Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is currently 35%. Slightly different rules may apply to participants of the 1998 Equity Incentive Plan who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options.  Incentive stock options under the 1998 Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Internal Revenue Code.

There generally are no federal income tax consequences to the participant or Wind River by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, Wind River will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.  Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1998 Equity Incentive Plan generally have the following federal income tax consequences:

•	There are no tax consequences to the participant or Wind River by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Wind River is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, Wind River will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

•	Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Wind River is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Internal Revenue Code and the satisfaction of a reporting obligation, Wind River will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Wind River Deductions.  Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Wind River, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Internal Revenue Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders. Wind River has included in the proposed amendment of the 1998 Equity Incentive Plan a per-employee limitation of 1,000,000 shares of Common Stock subject to stock options or to stock appreciation rights that may be granted during a calendar year, provided, however, that, in connection with the hiring of a new President and Chief Executive Officer, such limit shall be 3,000,000 shares. The purpose of including this limitation is to ensure that Wind River generally will be able to deduct for tax purposes the compensation attributable to the exercise of options and stock appreciation rights granted under the 1998 Equity Incentive Plan.

Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Benefits to be Received Under the Amended 1998 Equity Incentive Plan

Except for the terms of Mr. Klein’s employment agreement detailed below (see “Interest of Certain Persons in Matters to be Acted Upon — Employment Agreement with Kenneth R. Klein”), it is not possible to state the persons who will receive options or awards under the amended 1998 Equity Incentive Plan in the future, nor the amount of options or other stock awards, which will be granted thereunder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Executive officers and directors of the Company have an interest in the matters being presented for stockholder approval. Upon stockholder approval of the amendment to the 1998 Equity Incentive Plan, executive officers and directors of the Company may be granted stock options and other awards pursuant to the 1998 Equity Incentive Plan. Specifically, upon stockholder approval of the amendments to the 1998 Equity Incentive Plan, the Company intends to grant options to acquire 2,400,000 shares of Common Stock to Mr. Kenneth R. Klein under the terms of his employment agreement. See “— Employment Agreement with Kenneth R. Klein” and “Security Ownership of Certain Beneficial Owners and Management” for information regarding the number of shares of Common Stock beneficially owned by executive officers and directors.

Employment Agreement with Kenneth R. Klein.  On November 5, 2003, Wind River and Mr. Klein entered into an employment agreement providing for the employment of Mr. Klein as Chairman of the Board of Directors, President and Chief Executive Officer effective as of January 5, 2004. Under the agreement, Mr. Klein will be entitled to receive an annualized base salary of $450,000 and an annualized bonus for on-plan performance, as determined by the Board of Directors. The employment agreement is not subject to stockholder approval and the Company is not soliciting your vote with respect to the employment agreement.

If the stockholders approve the amendments to the 1998 Equity Incentive Plan, upon his commencement of employment, Mr. Klein will be granted three stock options to purchase an aggregate of 2,400,000 shares of Common Stock under the terms and conditions of the amended 1998 Equity Incentive Plan. The exercise price of the options will be the fair market value (as defined in the 1998 Equity Incentive Plan) of the covered shares on the date of grant. The three options will consist of a standard grant of 2,000,000 shares with time-based vesting and two grants of 200,000 shares each which shall have limitation on exercise tied to the Company’s stock price performance.

If the stockholders do not approve the proposed amendments to the 1998 Equity Incentive Plan, then, in lieu of the option grants outlined in the preceding paragraph, the Company will grant Mr. Klein a combination of stock options and stock appreciation rights covering an aggregate of 2,400,000 shares of Common Stock under the terms of the existing 1998 Equity Incentive Plan. In such an event, the stock options and stock appreciation rights will be granted to Mr. Klein under the existing 1998 Equity Incentive Plan as follows:

•	On December 31, 2003, which shall be the date Mr. Klein’s employment shall commence under the employment agreement if the proposed amendments to the 1998 Equity Incentive Plan are not approved by the Company’s stockholders, the Company will grant Mr. Klein a stock option to purchase an aggregate of 750,000 shares of Common Stock and a stock appreciation right covering 750,000 shares of Common Stock, each in accordance with the terms of the 1998 Equity Incentive Plan. The exercise price of the stock option and the price from which appreciation of the stock appreciation right shall be measured shall be the fair market value (as defined in the 1998 Equity Incentive Plan) of the covered shares;

•	On January 5, 2004, the Company will then grant Mr. Klein three additional stock options to purchase an aggregate of 750,000 shares of Common Stock. The exercise price of these options will be the fair market value (as defined in the 1998 Equity Incentive Plan) of the covered shares on the date of grant. These three options will consist of a standard grant of 350,000 shares and two performance grants of 200,000 shares each which shall have a limitation on exercise tied to the Company’s stock price performance; and

•	On January 5, 2004, the Company will grant Mr. Klein a stock appreciation right covering 150,000 shares of Common Stock. The price from which appreciation of this stock appreciation right shall be measured shall be the fair market value (as defined in the 1998 Equity Incentive Plan) of the covered shares on the date of grant.

In the event Mr. Klein’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in the employment agreement), in each case other than within 12 months of a change of control, Mr. Klein will be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued heath insurance coverage, if elected, for a period of 12 months after termination, (iii) additional credits towards the vesting and exercisability of the stock options and stock appreciation rights outlined above and (iv) 12 months of additional credit towards the vesting and exercisability of all equity awards other than the stock options and stock appreciation rights outlined above.

In the event of a Change of Control (as that term is defined in the employment agreement), Mr. Klein would be entitled to (i) an amount equal to 12 months of Mr. Klein’s base salary as of his termination date plus an amount equal to 100% of his actual bonus for the fiscal year prior to the fiscal year in which the termination occurs, (ii) reimbursement of cost of continued health insurance coverage, if elected, for a period of 12 months after termination, and (iii) 100% accelerated vesting and exercisability of all equity awards with respect to the Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of October 31, 2003 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Wind River as a group; and (iv) all those known by Wind River to be beneficial owners of more than five percent of Common Stock.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Narendra K. Gupta (2)	4,672,212	5.8%
Jerry L. Fiddler (3)	4,470,968	5.6%
Thomas St. Dennis (4)	1,374,499	1.7%
John C. Bolger (5)	32,390	*
William B. Elmore (6)	624,407	*
Grant M. Inman (7)	153,000	*
Kenneth R. Klein (8)	—	*
David G. Fraser (9)	234,112	*
Stephen A. Kennedy (10)	2,955	*
Michael W. Zellner (11)	153,988	*
All executive officers and directors as a group (9 persons) (12)	10,367,152	12.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13Gs filed with the Securities and Exchange Commission. Unless indicated in the footnotes to this table and subject to community property laws where applicable, Wind River believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 80,283,757 shares outstanding on October 31, 2003, adjusted as required by rules promulgated by the Securities and Exchange Commission. Except as otherwise noted, the address for all beneficial owners is c/o Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501.

(2)	Includes 3,508,236 shares held by the Narendra and Vinita Gupta Living Trust dated 12/2/94, of which Mr. Gupta is a trustee; 920,000 shares held by the Gupta Irrevocable Children Trust, of which Mr. Gupta is also a trustee; and 7,176 shares held in an account benefiting Mr. Gupta’s daughter under the Uniform Gift to Minors Act, of which Mr. Gupta is the custodian. Also includes 236,800 shares subject to stock options exercisable within 60 days after October 31, 2003. Mr. Gupta disclaims beneficial ownership of the shares held in the Gupta Irrevocable Children Trust and held in his daughter’s name.

(3)	Includes 2,652,930 shares held by the Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee; 300,000 shares held by the Jazem I Family Partners LP — Fund 5, of which Mr. Fiddler is a general partner; 555,000 shares held by Jazem II Family Partners LP, of which Mr. Fiddler is a general partner; 247,953 shares held by Jazem III Family Partners LP, of which Mr. Fiddler is a partner; and 300,000 shares held by Jazem IV Family Partners LP, of which Mr. Fiddler is a partner. Also includes 415,085 shares subject to stock options exercisable within 60 days after October 31, 2003.

(4)	Includes 139,000 shares held by the St. Dennis Family Trust, of which Mr. St. Dennis is a trustee. Also includes 1,232,291 shares subject to stock options exercisable within 60 days after October 31, 2003. Effective as of June 24, 2003, Mr. St. Dennis resigned from his positions as a director and as President and Chief Executive Officer of Wind River.

(5)	Includes 28,250 shares subject to stock options exercisable within 60 days after October 31, 2003.

(6)	Includes 544,907 shares held by the Elmore Living Trust, of which Mr. Elmore is a trustee, and 15,000 shares held by Elmore Family Investments, LP, of which Mr. Elmore is a partner. Also includes 65,000 shares subject to stock options exercisable within 60 days after October 31, 2003.

(7)	Includes 79,000 shares held by the Inman Living Trust UAD 5/9/89, of which Mr. Inman is a trustee; and 42,000 shares held by the Grant N. Inman SSB Keogh PS Custodian the West Ven Keogh, of which Mr. Inman is a custodian. Also includes 32,000 shares subject to stock options exercisable within 60 days after October 31, 2003.

(8)	Effective July 24, 2003, Mr. Klein was elected as a member of the Board of Directors of Wind River.

(9)	Includes 222,611 shares subject to stock options exercisable within 60 days after October 31, 2003.

(10)	Effective as of June 30, 2003, Mr. Kennedy resigned from his position as Group Vice President of Worldwide Sales and Marketing of Wind River.

(11)	Includes 151,041 shares subject to stock options exercisable within 60 days after October 31, 2003.

(12)	Includes 1,175,787 shares subject to stock options held by officers and directors exercisable within 60 days after October 31, 2003. Excludes shares and shares subject to stock options held by Mr. St. Dennis who resigned from his positions as a director and as President and Chief Executive Officer effective June 24, 2003. Also excludes shares held by Mr. Kennedy who resigned from his position as Group Vice President of Worldwide Sales and Marketing effective June 30, 2003.

EXECUTIVE COMPENSATION

Compensation of Directors

The Company’s Board of Directors is comprised of six members, four of whom are currently not employees of Wind River (each a “Non-Employee Director”). Each Non-Employee Director receives a quarterly retainer of $5,000 and a per-meeting fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In accordance with Wind River policy, directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, effective May 2001, the Non-Employee Directors became eligible to receive health benefits under Wind River’s health plans available generally to all salaried employees of Wind River and Wind River pays a portion of the premiums therefore for two Non-Employee Directors.

Directors Jerry L. Fiddler and Narendra K. Gupta are currently employees of Wind River and are not separately compensated for their service as directors. Effective as of June 24, 2003, Mr. Gupta began serving as Interim President and Chief Executive Officer. Mr. Gupta is an at-will employee and receives no cash salary, however, in August 2003, Mr. Gupta was granted a nonstatutory stock option to purchase 250,000 shares of Common Stock under the 1998 Equity Incentive Plan with a per share exercise price of $5.41, which represented the fair market value of the covered shares measured as of the date of grant. The shares subject to this option vest ratably over 12 months, but become vested in full upon the successful hiring of a permanent chief executive officer. Mr. Fiddler, who currently serves as Chairman of the Board, is an at-will employee and is paid a salary determined by the Compensation Committee of the Board of Directors. As employees, Messrs. Gupta and Fiddler are entitled to all of the employee benefits available to and policies applicable to employees generally or to executive officers as a class. See “— Employment, Severance and Change of Control Agreements” below for a description of the employment agreement for Thomas St. Dennis and the severance and change of control arrangements applicable to Messrs. Fiddler and Mr. Gupta.

All Non-Employee Directors participate in Wind River’s 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan provides for the automatic grant of options to purchase Common Stock to Non-Employee Directors. Stock options granted under the Directors’ Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the date of grant. Under the Directors’ Plan, each person who is elected for the first time as a Non-Employee Director is automatically granted an option upon the date of his or her election to the Board, which vests in four equal annual installments. Additionally, on April 1 of each year, each person who is then a Non-Employee Director is automatically granted an option that vests in four equal annual installments. However, the option becomes fully vested on the first anniversary of the date of grant so long as the optionee had attended at least 75% of the meetings of the Board and any committees on which he or she served that were held during such period. The Directors’ Plan currently provides that the initial grants are for 24,000 shares and yearly grants for 6,000 shares. As of October 31, 2003, options to purchase 207,000 shares were outstanding under the Directors’ Plan, options to purchase 33,750 shares had been exercised, and 96,750 shares remained available for grant.

During the fiscal year ended January 31, 2003, Wind River granted to each of James W. Bagley, John C. Bolger, William B. Elmore, Narendra K. Gupta and Grant M. Inman an option under the Directors’ Plan to purchase 6,000 shares of Common Stock at an exercise price per share of $13.59, the fair market value of the Common Stock on the date of grant.

As of September 19, 2003, Mr. Bagley resigned as a director of the Company, and as of June 24, 2003, Mr. St. Dennis resigned as a director. Mr. Kenneth R. Klein was elected to the Board of Directors effective as of July 24, 2003.

Compensation of Executive Officers

Summary Compensation

The following table shows for the fiscal years ended January 31, 2003, 2002 and 2001 compensation awarded or paid to, or earned by, Wind River’s Chief Executive Officer during the fiscal year ended January 31, 2003 and its other four most highly compensated executive officers as of January 31, 2003 (the “Named Executive Officers”):

		Annual Compensation (1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus (2)	Other (3)	Shares Underlying Options (#)(4)	All Other Compensation (5)
Thomas St. Dennis (6) President and Chief Executive Officer	2003 2002 2001	$375,000 $382,291 $400,000	$ — $ — $ —	$ — $ — $ —	335,000 270,000 80,000	$17,700 $17,742 $12,327
Jerry L. Fiddler Chairman of the Board of Directors	2003 2002 2001	$325,000 $325,000 $325,000	$ — $ — $ —	$ — $ — $ —	100,000 50,000 104,376	$ 7,257 $ 7,241 $ 5,448
David G. Fraser Group Vice President, Products	2003 2002 2001	$238,500 $245,126 $228,000	$ 20,000 $ — $ —	$ — $ — $ —	175,000 110,000 97,000	$ 6,964 $ 5,649 $ 4,333
Stephen A. Kennedy (7) Group Vice President of Worldwide Sales and Marketing	2003 2002 2001	$220,500 $157,977 $ —	$ 76,120 $106,020 $ —	$ — $ — $ —	180,000 270,000 —	$ 2,067 $ — $ —
Michael W. Zellner Vice President, Finance, Chief Financial Officer and Secretary	2003 2002 2001	$225,723 $221,625 $ 84,844	$ 10,000 $ — $120,000	$37,600 $25,649 $13,650	150,000 150,000 300,000	$ 4,533 $ 4,523 $ 2,543

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of Wind River, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	Includes bonuses and certain sales commissions earned in respective fiscal year and paid the following fiscal year.

(3)	Amounts shown represent reimbursement of certain rental expenses incurred by Mr. Zellner.

(4)	All options granted have exercise prices equal to 100% of the fair market value of the Common Stock at the time of the grant.

(5)	Amounts represent the cash value compensation of the split-dollar life insurance policy maintained for each Named Executive Officer and the life insurance premiums paid by Wind River on behalf of each Named Executive Officer. Of the life insurance premiums paid in fiscal year 2003, the following amounts were reported as taxable income to each individual: Mr. St. Dennis ($1,875), Mr. Fiddler ($164), Mr. Fraser ($430), Mr. Kennedy ($520) and Mr. Zellner ($678). The dollar value of the cash value compensation was determined by using the demand loan approach for the benefit provided by the whole life portion of the premium paid by Wind River for each Named Executive Officer.

(6)	Effective as of June 24, 2003, Mr. St. Dennis resigned from his positions as a director and as President and Chief Executive Officer.

(7)	Effective as of June 30, 2003, Mr. Kennedy resigned from his position as Group Vice President of Worldwide Sales and Marketing.

Messrs. St. Dennis and Kennedy resigned as executive officers of Wind River in fiscal year 2004. Effective as of June 24, 2003, Mr. Narendra K. Gupta became the Interim President and Chief Executive Officer of the Company.

On November 5, 2003, Wind River announced the hiring of Mr. Kenneth R. Klein as the Company’s President, Chief Executive Officer and Chairman of the Board effective as of January 5, 2004.

Stock Option Grants and Exercises

The Company’s Named Executive Officers are awarded stock options under the 1987 Equity Incentive Plan and 1998 Equity Incentive Plan (collectively, the “Equity Plans”). The following table shows for the fiscal year ended January 31, 2003, certain information regarding options granted to the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year		Per Share Exercise Price		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
							5%		10%
Thomas St. Dennis	335,000	6.82%			$5.00	7/10/07		$462,772		$1,022,604
Jerry L. Fiddler	100,000	2.04%			$5.00	7/10/07		$138,141		$305,255
David G. Fraser	40,000 135,000	0.81 2.75	% %	$ $	11.40 5.00	2/25/12 7/10/07	$ $	286,776 186,490	$ $	726,747 412,094
Stephen A. Kennedy	80,000 100,000	1.63 2.04	% %	$ $	11.40 5.00	2/25/12 7/10/07	$ $	573,552 138,141	$ $	1,453,493 305,255
Michael W. Zellner	50,000 100,000	1.02 2.04	% %	$ $	11.40 5.00	2/25/12 7/10/07	$ $	358,470 138,141	$ $	908,433 305,255

(1)	Options that expire in the calendar year 2012 become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and thereafter at a rate of 1/48 of the shares per month. Options that expire in the calendar year 2007 become exercisable as to 50% of the shares subject to the option on the 18th month following the date of grant and thereafter at a rate of 1/36 of the shares per month.

(2)	The potential realizable value is based on the term of the option at its time of grant. In accordance with rules promulgated by the Securities and Exchange Commission, it is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Unless the market price of Common Stock appreciates over the option term, no value will be realized from these option grants. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Fiscal Year 2003
and Value of Options at End of Fiscal Year 2003

The following table sets forth for each of the Named Executive Officers the number and value of shares acquired upon exercise of stock options during fiscal year 2003 and the number and value of securities underlying unexercised options held by the Named Executive Officers at January 31, 2003:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at End of Fiscal 2003		Value of Unexercised In-the-Money Options at End of Fiscal 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas St. Dennis	—	$—	977,915	727,085	$—	$—
Jerry L. Fiddler	—	$—	378,573	169,678	$—	$—
David G. Fraser	—	$—	352,904	280,096	$—	$—
Stephen A. Kennedy	—	$—	110,832	339,168	$—	$—
Michael W. Zellner	—	$—	218,750	381,250	$—	$—

Equity Compensation Plan Disclosure

The following table gives information about the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under Wind River’s existing equity compensation plans as of January 31, 2003. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by Wind River in connection with mergers and acquisitions of the companies that originally granted those options. Footnote (1) to the table sets forth the total number of shares of Common Stock issuable upon the exercise of those assumed options as of January 31, 2003, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	6,940,008	(1)	$18.4320	2,327,602
Equity compensation plans not approved by stockholders	11,049,872	(2)	$18.1161	3,652,780
TOTAL	17,989,880		$18.2376	5,980,382

(1)	Excludes outstanding options to purchase an aggregate of 1,443,557 shares with a weighted exercise price of $13.9995, which were assumed by Wind River in connection with the acquisitions of AudeSi Technologies, Inc., Embedded Support Tools Corporation, Integrated Systems, Inc., Rapid Logic, Inc. and RouterWare, Inc.

(2)	Issued under our 1998 Non-Officer Stock Option Plan and the Non-Qualified Stock Option Agreement entered into between Wind River and Marla Ann Stark, who was formerly our Vice President and General Counsel.

The equity compensation plans not approved by security holders generally have the same features as those approved by security holders.

Employment, Severance and Change of Control Agreements

As of January 31, 2003, Wind River had not entered into any employment agreement with its executive officers other than the employment agreement with Mr. St. Dennis described below. On June 24, 2003, Wind River announced the resignation of Mr. St. Dennis as the Company’s President and Chief Executive Officer. At such time, Mr. St. Dennis also resigned from the Company’s Board of Directors.

On November 5, 2003, Wind River announced the hiring of Mr. Kenneth R. Klein as the Company’s President, Chief Executive Officer and Chairman of the Board effective as of January 5, 2004. Wind River and Mr. Klein have entered into an employment agreement. See “Interests of Certain Persons in Matters to be Acted Upon — Employment Agreement with Kenneth R. Klein.” Mr. Klein had previously been elected to the Board of Directors on July 24, 2003.

Employment Agreement with Thomas St. Dennis.  In September 1999, Wind River and Mr. St. Dennis entered into an employment agreement providing for the employment of Mr. St. Dennis as President and Chief Executive Officer. Under the agreement, for fiscal 2000, Mr. St. Dennis received an annualized base salary of $400,000, an annualized bonus of $800,000 for on-plan performance, as determined by the Board of Directors, and a sign-on bonus of $959,121. The agreement also provided that for subsequent fiscal years Mr. St. Dennis would receive a bonus equal to twice his base salary, as determined by the Compensation Committee of the Board of Directors each year, for on-plan performance and an additional performance bonus of up to 50% of such amount for performance exceeding plan.

In accordance with the terms of the employment agreement, in September 1999, the Board of Directors granted Mr. St. Dennis an option to purchase 1,100,000 shares of Common Stock, at an exercise price of $16.00. In addition, Wind River agreed to lend Mr. St. Dennis, under a secured promissory note, up to $2.4 million to purchase shares of Common Stock during the first six months of his employment with Wind River, secured by a pledge of personal property.

In the event Mr. St. Dennis’ employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in the employment agreement), in each case other than within 12 months of a change of control (in which event Mr. St. Dennis would receive benefits under the Change in Control Incentive and Severance Benefit Plan described below), Mr. St. Dennis will provide certain consulting services for one year thereafter in exchange for compensation in an amount equal to his annual salary at the time of such termination and a pro rata share of the target on-plan bonus for the year.

Change in Control Incentive and Severance Benefit Plan.  In November 1995, the Compensation Committee of the Board of Directors adopted the Change in Control Incentive and Severance Benefit Plan (the “Change of Control Plan”) to provide an incentive to officers of Wind River with the title of Vice President or above in the event of certain change of control transactions, and severance benefits in the event of certain terminations of employment within 12 months of the change of control.

Upon the occurrence of a change of control, all executive officers except the Chief Executive Officer will receive acceleration of vesting for all shares subject to stock options that otherwise would have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years’ worth of accelerated vesting, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and Wind River under the golden parachute provisions of sections 280G and 49999 of the Internal Revenue Code of 1986, as amended, in which case the Chief Executive Officer will have accelerated the maximum number of shares allowed under the golden parachute provisions. Jerry Fiddler, the Chairman of the Board of Directors, is an executive officer of Wind River and is covered by the Change of Control Plan.

If an executive officer other than the Chief Executive Officer is terminated without Cause or voluntarily terminates with Good Reason (as each term is defined in the Change of Control Plan), within 12 months of a change in control, the executive will receive continued compensation for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting of stock options that otherwise would vest within one year of the date of termination. In addition, for the Chief Executive Officer, any shares that would have received acceleration of vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting on the termination date. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then Wind River shall pay that executive’s excise tax liability and all other taxes associated with Wind River’s payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

Vice Presidents’ Severance Benefit Plan.  In May 2001, the Compensation Committee of the Board of Directors adopted the Vice Presidents’ Severance Benefit Plan (the “Severance Plan”) to provide for the payment of severance benefits to certain eligible employees whose employment with Wind River is involuntarily terminated. The Severance Plan was amended in June 2003. Eligible employees under the Severance Plan are vice president level or above; however, the Chairman of the Board of Directors and the Chief Executive Officer are not eligible under the Severance Plan. Employees who are eligible for benefits under the Change of Control Plan are not eligible under the Severance Plan, with the result that the Severance Plan shall have no eligible employees for a period of 12 months following a “Change of Control” as such term is defined in the Change of Control Plan. The Severance Plan provides that Wind River will (i) make a cash lump sum payment equal to 26 weeks of base salary and (ii) pay the first six months COBRA continuation coverage premium on behalf of the employee, if the employee elects COBRA continuation coverage. All other non-health benefits will terminate as of the employee’s termination date. In order to receive benefits, an employee must execute a general waiver and release, as well as a non-competition agreement. Additionally, no employee is eligible for benefits under the Severance Plan if the employee is involuntarily terminated for reasons related to job performance or if the employee voluntarily terminates his or her employment, including by resignation, retirement or failure to return from a leave of absence as scheduled.

Compensation Committee Interlocks and Insider Participation

None of Wind River’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Wind River’s Compensation Committee. None of the members of Wind River’s Compensation Committee is an officer or employee of Wind River or its subsidiaries.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Michael W. Zellner
Secretary

Alameda, California
November 26, 2003

Appendix A

WIND RIVER SYSTEMS, INC.

1998 EQUITY INCENTIVE PLAN
As Amended through November 3, 2003

1. PURPOSES.

(a)  Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)  Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and (v) rights to acquire restricted stock.

(c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a)  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Committee” means a Committee appointed by the Board in accordance with subsection 3(c).

(e)  “Common Stock” means the common stock of the Company.

(f)  “Company” means Wind River Systems, Inc., a Delaware corporation.

(g)  “Consultant” means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(h)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i)  “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)  “Director” means a member of the Board of Directors of the Company.

(k)  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)  “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)  “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K of the Securities and Exchange Commission (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t)  “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u)  “Optionee” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)  “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w)  “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)  “Plan” means this Wind River Systems, Inc. 1998 Equity Incentive Plan.

(y)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)  “Securities Act” means the Securities Act of 1933, as amended.

(aa)  “Stock Award” means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus and a right to acquire restricted stock.

(bb)  “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc)  “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a)  Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)  Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

(ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 17.

(iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)  Delegation to Committee.

(i)  General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)  Committee Composition. As long as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. SHARES SUBJECT TO THE PLAN.

(a)  Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock (the “Initial Reserve”). An additional four million five hundred thousand (4,500,000) shares (the “Supplemental Reserve”) may be issued pursuant to Stock Awards under this Plan subject to the following conditions:

(i)  The provisions of Section 4(b) shall apply separately to the Initial Reserve and the Supplemental Reserve.

(ii)  Stock Awards from the Supplemental Reserve shall be subject to the provisions of Section 11 relating to adjustments upon changes in stock.

(iii)  Options are the only form of Stock Award that may be granted with respect to shares of Common Stock in the Supplemental Reserve.

(iv)  Section 6(c) shall apply to Options granted from the Supplemental Reserve by replacing “eighty-five percent (85%)” with “one hundred percent (100%).”

(v)  Notwithstanding any other provision of the Plan to the contrary, the Board shall not reduce the exercise price of (“reprice”) any outstanding Options granted from the Supplemental Reserve without stockholder approval; provided, however, that such restriction shall not apply to adjustments pursuant to Section 11.

(b)  Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

(c)  Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a)  Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)  Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)  Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of the Common Stock during any calendar year; provided, however, that in connection with the hire of a new President and Chief Executive Officer, such limit shall be three million (3,000,000) shares.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)  Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)  Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)  Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e)  Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(f)  Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(g)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(h)  Termination of Continuous Service. In the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i)  Extension of Termination Date. An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Service (other than upon the Optionee’s death or Disability) would be prohibited at any time solely or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)  Disability of Optionee. In the event an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)  Death of Optionee. In the event (i) an Optionee’s Continuous Service terminates as a result of the Optionee’s death or (ii) the Optionee dies within the period (if any) specified in the Option Agreement after the termination of the Optionee’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)  Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)  Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company or for its benefit.

(ii)  Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv)  Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)  Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)  Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)  Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)  Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v)  Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c) Stock Appreciation Rights

(i)  Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

(1)  Tandem Rights. A “Tandem Right” means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised the Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

(2)  Concurrent Rights. A “Concurrent Right” means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased -under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(3)  Independent Rights. An “Independent Right” means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

(ii)  Relationship to Options. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The “Section 162(m) Limitation” provided in subsection 5(c) and any authority to reprice Options shall apply as well to the grant of stock appreciation rights.

(iii)  Exercise. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the “Section 162(m) Limitation,” no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8. COVENANTS OF THE COMPANY.

(a)  Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

(a)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)  Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)  No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)  Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

(a)  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of convertible securities, cashless exercise of options and net exercise of warrants shall not be treated as transactions “without receipt of consideration” by the Company.)

(b)  In the event of a dissolution or liquidation of the Company, then all Stock Awards outstanding under the Plan shall be terminated if not exercised (if applicable) prior to such event.

(c)  Subject to subsection (d) of this Section 11, in the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(d)  In the event of either (i) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, which acquisition has not been approved by resolution of the Company’s Board of Directors, or (ii) a change in a majority of the membership of the Company’s Board of Directors within a twenty-four (24) month period where the selection of such majority either (A) was not approved by a majority of the members of the Board of Directors at the beginning of such twenty-four (24) month period or (B) occurred as the result of an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, then to the extent not prohibited by applicable law, the time during which Stock Awards outstanding under the Plan may be exercised shall be accelerated prior to such event, but only to the extent that such Stock Awards would have become exercisable within thirty (30) months of the date of such event, and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event.

12. TIME OF GRANTING OPTIONS.

The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13. AMENDMENT AND TERMINATION OF THE PLAN.

(a)  Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

(b)  Effect of Amendment or Termination. Options granted before amendment of the Plan shall not be impaired any amendment unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

14. SECURITIES LAW COMPLIANCE.

Notwithstanding any provisions relating to vesting contained herein or in an Option, no Option granted hereunder may be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act of 1933, as amended.

15. RESERVATION OF SHARES.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. OPTION AGREEMENT.

Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.

17. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)  No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)  Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

18. TERMINATION OR SUSPENSION OF THE PLAN.

(a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

19. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on December 18, 2003. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on December 18, 2003. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wind River Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 11:59 P.M. EASTERN STANDARD TIME ON DECEMBER 18, 2003. IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WNDRV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WIND RIVER SYSTEMS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Vote On Proposal
	For	Against	Abstain

1.

To approve the amendment of Wind River's 1998 Equity Incentive Plan to (i) increase the aggregate number of shares of the Company's common stock authorized and reserved for option and other stock awards under the 1998 Equity Incentive Plan by 1,900,000 shares and (ii) increase the maximum number of shares of the Company's common stock that may be issued to any employee pursuant to stock options or stock appreciation rights in any calendar year in accordance with Section 162(m) of the Internal Revenue Code.

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In their discretion, the holders of this proxy are authorized to vote at the Special Meeting of Stockholders upon such other business that may properly come before the meeting or any continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present.

Please sign exactly as your name appears hereon. If the common stock is registered in the names of two or more persons, each should sign. If signer is a corporation or partnership, sign in full corporate or partnership name by authorized officer or person. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, include full title as such.

For address changes, please check this box and write them on the back where indicated.     ☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

WIND RIVER SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2003

     The undersigned hereby appoints Narendra K. Gupta and Michael W. Zellner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Wind River Systems, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Wind River Systems, Inc. to be held at 500 Wind River Way, Alameda, California on Friday, December 19, 2003, at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side, and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH, OR WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(TO BE SIGNED ON REVERSE SIDE)